Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of NeuStar, Inc.:

(1)	Registration Statement (Form S-8 No. 333-177979) pertaining to the TARGUS Information Corporation Amended and Restated 2004 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-177976) pertaining to the AMACAI Information Corporation 2004 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-177978) pertaining to the NeuStar, Inc. 2009 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-160236) pertaining to the NeuStar, Inc. 2009 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-151260) pertaining to the NeuStar, Inc. Deferred Compensation Plan, and

(6)	Registration Statement (Form S-8 No. 333-128418) pertaining to the NeuStar, Inc. 2005 Stock Incentive Plan and the NeuStar, Inc. 1999 Equity Incentive Plan;

of our report dated December 19, 2011, with respect to the consolidated financial statements of Targus Information Corporation as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this Current Report on Form 8-K/A of NeuStar, Inc. dated December 22, 2011.

/s/ Ernst & Young LLP

McLean, VA

December 19, 2011